Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2004 relating to the consolidated financial statements, which appears in the 2003 Annual Report to Shareholders of MeadWestvaco Corporation, which is incorporated by reference in MeadWestvaco Corporation’s Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the incorporation by reference in this Registration Statement of our report dated March 31, 2003 relating to the financial statements, which appears in the Annual Report of the Westvaco Corporation Employee Stock Ownership Plan for Hourly Paid Employees on Form 11-K for the year ended September 30, 2002 and our report dated June 25, 2003 relating to the financial statements, which appears in the Annual Report of the MeadWestvaco Corporation Employee Stock Ownership Plan for Bargained Hourly Employees (formerly the Westvaco Corporation Employee Stock Ownership Plan for Hourly Paid Employees) on Form 11-K for the period ended December 31, 2002. We also consent to the reference to us as “experts” in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

June 25, 2004

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